EXHIBIT 10.28

NEITHER THIS DEBENTURE NOR THE SECURITIES UNDERLYING THIS DEBENTURE, NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS DEBENTURE AND THE SECURITIES UNDERLYING THIS DEBENTURE, OR THE SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SAFETY QUICK LIGHTING & FANS CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

Dated: [ ], 2014

FOR VALUE RECEIVED SAFETY QUICK LIGHTING & FANS CORP., a company organized under the laws of Florida (the “Company”), hereby promises to pay to [ ] (the “Payee”), or [his/her/its] registered assigns, the principal amount of [ ] Dollars ($[ ] USD) together with interest thereon calculated from the Interest Commencement Date in accordance with the provisions of this Secured Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Note” and together with any other Notes issued in the Offering (as hereinafter defined) or upon transfer or exchange, the “Notes”). Capitalized terms not defined in this Note shall have the meaning ascribed to them in the Subscription Agreement.

Certain capitalized terms are defined in Section 9 hereof.

1. Payment of Interest. Interest shall accrue at a rate equal to twelve percent (12%) per annum (the “Interest Rate”) beginning the date the Payee submitted funds in respect of this Note pursuant to the Subscription Agreement (“Interest Commencement Date”) on the unpaid principal amount of this Note and shall be payable upon the first anniversary of the Interest Commencement Date in cash and then quarterly in cash thereafter; provided that so long as any Event of Default has occurred and is continuing, the interest rate shall increase two percent (2%) above the current interest rate, and will continue to increase two percent (2%) above the then effective interest rate after every 30-day period thereafter in which the Company remains in default of its obligation to pay principal and interest. In no event shall any interest to be paid under the Notes exceed the maximum rate permitted by law. In any such event, the Note shall automatically be deemed amended to permit interest charges at an amount equal to, but not greater than, the maximum rate permitted by law. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.

2. Maturity Date. The entire principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full in cash in immediately available funds twenty-four months from the date of issuance (such date, the “Maturity Date”) upon the tender of such Note by Payee.

3. Conversion.

(i) The Payee shall have the option to (a) convert this Note and any accrued but unpaid interest into shares of the Company’s common stock, no par value (“Common Stock”), at any time during the term of the Note or (b) upon the Maturity Date, tender this Note to the Company for immediate repayment of principal and accrued and unpaid interest. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the number derived by dividing (x) the principal amount of the Note plus any accrued and unpaid interest thereon by (y) US $0.25 (twenty-five cents US). No fractional shares shall be issued upon a conversion. In lieu of any fractional shares to which Payee would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the pre-money valuation.

In order to convert this Note into Common Stock, the Holder must deliver a dated and signed notice of conversion (the “Notice of Conversion”), a copy of which is attached to this Note as Exhibit A, stating its intention to convert the full principal amount of this Note into Common Stock, Notices of Conversion shall be deemed delivered on the date sent, if personally delivered, to the Company’s Chief Executive Officer at the Company’s principal place of business, or when actually received if sent by another method. The Notice of Conversion shall be accompanied by the original Note.

(ii) As soon as possible after the conversion has been effected (but in any event within two (2) Business Days), the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) Business Days to the address provided by the Payee to the Company at the time of the surrender of this Note.

(iii) The issuance of shares of Common Stock upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that Common Stock issuable upon conversion of the Note shall be validly issued, fully paid and nonassessable.

(iv) Neither the Company nor acquirer shall close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(v) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of Common Stock issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.

4.                  Prepayment. The principal amount of this Note may be prepaid, in whole or in part, after twelve (12) months from the date of issuance at the option of the Company, together with interest accrued to the date of prepayment. Any such prepayment shall be made pro rata based on such Payee’s share of the aggregate principal amount then owed by the Company to all of the Payees under all the Notes.

In the event of prepayment, in whole or in part, a prepayment penalty rate shall be assessed as follows:

(i) 10% of principal value between months 12 and 18.

(ii) 5% of principal value between months 19 and 24.

5. Seniority. This Note is secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries, second only to the existing note payable to Signature Bank in an amount not to exceed $620,000; subject to a carve out for a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000, whether now or hereinafter existing except as otherwise stated herein.

6. Method of Payments.

(i) Payment. So long as the Payee or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Note held by the Payee or such nominee not later than 1:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 1:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Note.

(ii) Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company, in accordance with the terms hereof, at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Payee to any Person other than Payee’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(iii) Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.

7. Covenants of the Company. The Company covenants and agrees as follows:

(i) Consolidation, Merger and Sale. With the exception of a reverse merger transaction, the Company will not sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions for so long as any of the Notes remain outstanding.

(ii) Use of Proceeds. The Company shall use the proceeds of the Notes only for general working capital purposes and not to redeem or make any payment on account of any securities of the Company other than as provided in Schedule 1 of the Offering Documents.

(iii) Notes. All Notes shall be on the same terms and shall be in substantially the same form. All payments to the holder of any Note shall be made to all holders of Notes, pro rata, based on the aggregate principal amount plus accrued but unpaid interest outstanding on such Notes at such time.

(iv) Restricted Payments. Other than as set forth on Schedule 1.1 of the Offering Documents, for as long as the Notes are outstanding, the Company shall not (a) declare or pay any dividend or make any distribution on or in respect of its capital stock; (b) make any principal payment on, redeem, repurchase, or retire any outstanding debt; or (c) increase the compensation (including bonuses and incentive compensation) paid to any consultant or employee other than in the ordinary course of business consistent with past practice.

8. Events of Default. If any of the following events take place before or on the Maturity Date (each, an “Event of Default”), Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (iii) or (v), below:

(i) Company fails to make payment of the full amount due under this Note upon the tender of such Note following the Maturity Date;

(ii) A receiver, liquidator or trustee of Company or any substantial part of Company’s assets or properties is appointed by a court order;

(iii) Company is adjudicated bankrupt or insolvent;

(iv) Any of Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than thirty (30) days;

(v) Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law;

(vi) Proceedings for the appointment of a receiver, trustee or custodian of the Company or of all or a substantial part of the assets or property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement;

(vii) Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of Company or of all or any part of its property;

(viii) An attachment or execution is levied against any substantial part of Company’s assets that is not released within thirty (30) days;

(ix) Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; provided that this paragraph (ix) shall not apply to any contemplated real estate transaction;

(x) Company breaches any covenant or agreement on its part contained in this Note or the Subscription Agreement; or

(xi) Any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note, the Subscription Agreement or the Offering Documents.

9. Definitions.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

“Noteholder” or “Payee” with respect to any Note, means at any time each Person then the record owner hereof and “Noteholders” or “Payees” means all of such Noteholders or Payees, collectively.

“Offering” shall mean the Secured Convertible Promissory Notes issued by the Company to the Payee and other Noteholders (each in substantially the form of this Note) in the original principal amount not to exceed $4,250,000 in the aggregate.

“Offering Documents” shall mean those certain Offering Documents (including all schedules therein) dated September 2013, as amended and supplemented from time to time, prepared by the Company in connection with the Offering.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Subscription Agreement” means the Note Subscription Agreement, dated [ ], 2014, between the Company and the Payee.

10. Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the Payee or any such person on account of the Payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (y) the Company’s aggregate liability under this Note to the Payee shall not exceed the aggregate principal amount of the Note and all accrued and unpaid interest thereon and (z) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11. Security Interest.

(i) Creation of Security Interest. In order to secure the payment of the principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to Payee (the “Secured Obligations”), the Company hereby grants to Payee (or its designee) (the “Secured Party”) a second priority security interest (the “Security Interest”) in the property of the Company described below (the “Collateral”) on the terms and conditions set forth in this Note, second only to the existing note payable to Signature Bank in an amount not to exceed $620,000:

(a) all intellectual property of any kind or nature whatsoever, including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefore, mask works, net lists and trade secrets; and

(b) all substitutes and replacements for, accessions, attachments, and other additions to, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights, and shares or other proceeds of conversions or splits of any securities in Collateral, and returned or repossessed Collateral; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

(ii) Sale or Removal of Collateral Prohibited. Except for the sale of inventory in the ordinary course of the Company’s business, the Company shall not sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of Payee, which consent shall not be unreasonably withheld.

(iii) Uniform Commercial Code Security Agreement. This section is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Company hereby grants Payee a security interest in said items. The Company agrees that Payee may file any appropriate document in the appropriate index or filing office as a financing statement for any of the items specified above as part of the Collateral and the Company shall reimburse Payee for all fees and expenses associated with such filing. In addition, the Company agrees to execute and deliver to Payee, upon Payee’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as Payee may reasonably require to perfect a security interest with respect to said items. The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Payee may reasonably require. Without the prior written consent of Payee, the Company shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, other than the Security Interests of Secured Party, including replacements and additions thereto. Upon the occurrence of an Event of Default, each Secured Party shall have the remedies of a Payee under the Uniform Commercial Code and, at Secured Party’s option, may also invoke the other remedies provided in this Note as to such items. In exercising any of said remedies, Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party’s remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

(iv) Rights of Secured Party. Upon an Event of Default, Secured Party may require the Company to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the parties. Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

(a) Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

(b) The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Company has a place of business;

(c) Payment shall be in cash or by certified check immediately following the close of the sale;

(d) The sale shall be by auction, but it need not be by a professional auctioneer; and

(e) The Collateral may be sold as is and without any preparation for sale.

(v) Sale of Collateral. Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offer to sell the Collateral, Secured Party will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral. In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Company’s obligation, subject to the Company’s rights under such procedures.

(vii) Appointment of Receiver. In addition to the rights under this Agreement, in the Event of Default by the Company, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by Secured Party shall not disqualify a person from serving as receiver.

(viii) Additional Rights of Secured Party. The Company shall execute and deliver to Secured Party concurrently with the Company’s execution and delivery of this Agreement and at any time thereafter at the reasonable request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s continuing security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Offering Documents, the Company hereby authorizes Secured Party to file and/or record such financing statements and other documents as Secured Party deems reasonably necessary to perfect and maintain Secured Party’s continuing security interest in the Collateral, including, but not limited to, any and all filings recognized by the United States Patent and Trademark Office for the purposes of perfecting a security interest in any Collateral that is considered intellectual property of the Company. The Company agree any such financing statements may contain an “all asset” or “all property” description of the Collateral.

(ix) Termination of Security Interest. The Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination shall be executed.

12.              Right of First Refusal. Noteholders shall have the right in the event the Company proposes to offer equity or equity derivative securities to any person (other than the shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board) to purchase their pro rata portion of such shares. Any securities not subscribed for by an eligible Noteholder may be reallocated among the other eligible Noteholders. Such right of first refusal will terminate on upon the second anniversary of the date of issuance of the Notes. For purposes of this right of first refusal, an Noteholder’s pro rata right shall be equal to the ratio of (i) the principal value of the Notes purchased in the Offering by such Noteholder to (ii) the total principal value of aggregate Notes sold by the Company in the Offering.

13.              Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then outstanding principal amount of all similar convertible notes issued in the Company’s Offering; provided, however, that any amendment to this Note which (i) changes the Interest Rate in Section 1 hereof, (ii) changes the Maturity Date in Section 2 hereof or (iii) adversely affects the Payee’s ability to convert or to refrain from converting this Note in its sole discretion pursuant to Section 3 hereof, must be approved in writing by the holders of 100% of the then outstanding principal amount of all similar convertible notes issued in the Offering (including this Note).

14.              Anti-Dilution Rights. To the extent that during the term of the Notes the Company issues any additional equity securities (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee), and the pre-money valuation on which the purchase price is based is less than the pre-money valuation upon which the Notes were sold to Noteholder(s) (“Dilutive Transaction”), contemporaneously with the Dilutive Transaction, the Company will issue the Noteholders new Note certificates which provides them with a revised pre-money valuation upon which the conversion feature of the Notes will be calculated to reflect the pre-money valuation of the Dilutive Transaction. Accordingly, the exercise price of warrants to purchase shares of the Company’s common stock provided to Noteholders will be one hundred and fifty percent (150%) of the revised pre-money valuation.

15.              Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

16.              Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

17.              Assignments. The Payee may assign, participate, transfer or otherwise convey this Note and any of its rights or obligations hereunder or interest herein to any affiliate of Payee and to any other Person that the Company consents to (such consent not to be unreasonably withheld or delayed), and this Note shall inure to the benefit of the Payee’s successors and assigns. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

18.              Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

19.              Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

20.              Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, or this Note has been converted this Note will be surrendered to the Company for cancellation and will not be reissued.

21.              Maximum Legal Rate. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

22.              Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Noteholder of this Note at the address provided by the Payee in the Subscription Agreement, or at such other address as such Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address.

23.              Waiver of Jury Trial. The Payee and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

24.              Submission to Jurisdiction.

(i) Any legal action or proceeding with respect to this Note may be brought in the courts of the State of New York or of the United States of America sitting in New York County, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(ii) The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(iii) Nothing herein shall affect the right of the Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

25. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SECURED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[Signature Page Follows]

 IN WITNESS WHEREOF, the Company has executed and delivered this Secured Convertible Promissory Note on the date first written above.

COMPANY:

SAFETY QUICK LIGHTING & FANS CORP.

By: ____________________________

James R. Hills

President & CEO

 EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the Secured Convertible Promissory Note)

The undersigned, the holder of the foregoing Secured Convertible Promissory Note, hereby surrenders such Note for conversion into shares of Common Stock of Safety Quick Lighting & Fans Corp. to the extent of $ _______________ unpaid principal amount and any accrued and unpaid interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to:

Name:	___________________________________
Address	___________________________________
___________________________________
___________________________________
___________________________________

Dated: ____/_____/ 20___

______________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

_______________________________________

(Address)